Highly Confidential J.P. Morgan Securities Presentation to the Fairness Committee July 13, 2002

Disclaimer This presentation was prepared exclusively for the benefit and internal use of Neptune in order to indicate, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure to any other party. This presentation is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by JPMorgan. Neither this presentation nor any of its contents may be used for any other purpose without the prior written consent of JPMorgan. The information in this presentation is based upon management forecasts and reflects prevailing conditions and our views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of Neptune or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of Neptune. JPMorgan is a marketing name for investment banking businesses of J.P. Morgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by J.P. Morgan Securities Inc. and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank and its banking affiliates. JPMorgan deal team members may be employees of any of the foregoing entities.

Agenda Transaction overview and valuation analysis Appendix Overview of Mercury Overview of Neptune Exchange ratio analysis Pro forma analysis Minority buy-in information Supplementary valuation materials

Summary of key transaction terms 1 Based on fully-diluted value of Mercury 2 Based on 12.0 million Class A shares as of 04/30/02, 3.8 million options outstanding at a weighted average price of $9.15 converted using treasury stock method for a total fully diluted share count of 13.5 million shares at 0.780x exchange ratio and 13.7 million shares at 0.900x exchange ratio

Mercury transaction value and multiples $ millions, except per share data 1 Based on Neptune's closing price of $14.45 as of 7/11/02 2 Total shares outstanding of 49.9MM, 49.6MM and 49.6MM at unaffected price, initial offer and revised offer, respectively; based on 12.0 million Class A shares as of 04/30/02, 3.8 million options outstanding at a weighted average price of $9.15 converted using treasury stock method and 36.0 million Class B shares 3 as of 6/30/02 4 Assumes purchase of public float of Mercury and diluted options outstanding based on treasury stock method; Neptune ownership of Mercury includes 36MM basic shares outstanding

Transaction premiums 1 Unaffected price of $15.54 at 3/15/02 and $14.64 at 6/28/02 and 7/11/02 2 As of 6/28/02

Relative valuation analysis Proposed 0.900x exchange ratio Last twelve months trading 1 year historical exchange ratio Trading multiples Based on revenues Based on earnings DCF Relative contribution Range Comp A (1) Comp A (2) Comp B (1) Comp B (2) Comp C (1) Company C (2) 75 0 75 50 0.36 12 1.03 12 0.5 18 1.66 18 0.48 24 1.12 24 0.41 28 1.33 28 0.43 38 1.49 38 0.33 41.5 3.88 41.5

Neptune1 Mercury 2002E Revenue 0.91 0.09 2003E Revenue 0.892 0.108 2002E EBIT 0.804 0.196 2003E EBIT 0.825 0.175 2002E Net Income 0.834 0.166 2003E Net Income 0.845 0.155 DCF Low 0.78 0.22 DCF High 0.823 0.177 Relative Ownership (revised offer =0.900x) 0.802 0.198 Contribution analysis - De-consolidated 1 Neptune operating revenue and net income adjusted to exclude Mercury revenue and net income 2 Market Cap contributions based on diluted shares outstanding for Mercury including shares owned by Neptune, public float and options outstanding using treasury stock method 2

Close Close Premium Premium Premium DCF Comp trans Pub comps LTM L30M L7M 11.27 0 11.27 50 14.64 0 14.64 50 13.01 0 13.01 50 16.4 5 18.54 5 17.11 7.5 17.11 7.5 16 17.5 25 17.5 14 31 19 31 12 33.5 20 33.5 6.21 43.2 21.53 43.2 10.05 45.7 40.98 45.7 Valuation summary of Mercury Valuation metrics $ per share Unaffected share price (06/28/02)= $14.64 Market valuation Last 12 months trading (Avg. $19.09) 1 year historical exchange ratio (0.43x-1.49x)1 Comparable trading multiples 4.0x-8.0x 2003E Revenue ($113.2MM) 30.0x-40.0x 2003E EPS ($0.47) Discounted Cash Flow 25x-35x exit multiple; 12.0%- 17.0% WACC Premiums paid in precedent buy-ins2 Average premium since 1988 -20% Selected stock transactions 1988-2002 - 15%-30% 1 Based on Neptune's price as of 7/11/02 2 Premium to target stock price 1-week before announcement (Mercury price of $14.26 as of 6/21/02) Initial offer (711/02) $11.27 Revised offer (7/11/02) $13.01

Mercury free cash flow1 $ millions 1 Reviewed by Neptune Management

Mercury discounted cash flow analysis $ millions, except per share data Note: Cash flows discounted to 6/28/02

Close Premium Premium Premium DCF Comp trans Pub comps Targets LTM L30M L7M 14.45 0 14.45 50 15 12 32 12 29 25 17 25 15 27 29 27 10.56 41 30.26 41 Valuation summary of Neptune Valuation metrics $ per share Share price (7/11/02)= $ 14.45 Market valuation Last 12 months trading (Avg. $20.66)1 Comparable trading multiples 1.5x-4.0x 2003E Revenue ($1,048 MM) 20.0x-35.0x 2003E EPS ($0.84) Discounted Cash Flow 3.0%-5.0% perpetual growth; 9.0%-14.0% WACC 1 As of 6/28/02

Neptune free cash flows - consolidated1 $ millions 1 Reviewed by Neptune Management

Neptune discounted cash flow analysis - consolidated $ millions, except per share data Note: Cash flows discounted to 6/28/02

Trading comparables $ millions, except per share data 1 Based on fully diluted shares outstanding 2 Firm value equals market value plus debt, less cash 3 Based on Wall Street estimates

Pro forma analysis sensitivity 1 - Street view Source: JPMorgan research and equity research estimates 1 Add back of minority interest and dilution from new Neptune shares issued in 2002 have been adjusted to reflect the impact of the transaction from the closing date of 7/30/02 Assumes 100% stock consideration, 7/30/02 transaction close, and Neptune price of $14.45 $ millions, except per share data

Agenda Transaction overview and valuation analysis Appendix Overview of Mercury Overview of Neptune Exchange ratio analysis Pro forma analysis Minority buy-in information Supplementary valuation materials

Mercury public market overview Metrics Public market overview 1 Based on 12.0 million Class A shares as of 3/31/01 and 3.8 million options at a weighted average exercise price of $9.15 based on the treasury stock method and 36.0 million Class B shares 2 As of 6/30/02 3 Reviewed by management

Date Network Associates McAfee Nasdaq IT Security Index 7/10/01 1 1 1 1 7/11/01 0.9777779 1.0083333 0.9260564 1.0047127 7/12/01 1.0814815 1.1416666 1.0572771 1.0575456 7/13/01 1.1101851 1.1925 0.9931926 1.0621564 7/16/01 1.0203703 1.2041666 0.9450705 1.0337937 7/17/01 1.0425925 1.225 1.0305165 1.0532558 7/18/01 0.9962963 1.3375 0.94108 1.027196 7/19/01 1.0453703 1.375 0.9368545 1.0426943 7/20/01 1.2314815 1.415833 0.8314554 1.0339211 7/23/01 1.281481 1.415833 0.8584508 1.0131294 7/24/01 1.2574075 1.4125 0.8889671 0.9981914 7/25/01 1.337963 1.385 0.926526 1.010969 7/26/01 1.350926 1.425 0.980986 1.0306554 7/27/01 1.361111 1.416666 1.0431924 1.0337682 7/30/01 1.462037 1.3725 0.9978872 1.0280468 7/31/01 1.559259 1.345833 1.0384976 1.03278 8/1/01 1.494444 1.388333 1.0678404 1.0537959 8/2/01 1.5 1.2733331 1.0744131 1.063476 8/3/01 1.514815 1.325 1.0161972 1.0527515 8/6/01 1.413889 1.383333 1.0079812 1.0364125 8/7/01 1.386111 1.410833 1.0037558 1.0331162 1.36 8/8/01 1.286111 1.383333 0.9319248 1.0018191 8/9/01 1.300926 1.4125 0.9509389 1.00027 8/10/01 1.248148 1.3875 0.9201878 0.99678 8/13/01 1.2305555 1.4125 0.960798 1.0099146 8/14/01 1.334259 1.410833 0.9427229 1.0008867 8/15/01 1.317593 1.420833 0.8676054 0.977634 8/16/01 1.375 1.416666 0.8953049 0.9834574 8/17/01 1.337963 1.3475 0.849061 0.9512023 8/20/01 1.362963 1.325 0.846244 0.9585081 8/21/01 1.339815 1.2083328 0.81338 0.9330088 8/22/01 1.385185 1.1316662 0.80892 0.9476358 8/23/01 1.387963 1.1483328 0.7478873 0.9389543 8/24/01 1.437037 1.1608328 0.7953051 0.9765692 8/27/01 1.481482 1.1633328 0.8166666 0.9743325 1.21 8/28/01 1.520371 1.1874995 0.7807511 0.950168 8/29/01 1.501852 1.1924995 0.7570422 0.9390562 8/30/01 1.450926 1.1224995 0.7352113 0.9128232 8/31/01 1.467593 1.2083328 0.7509389 0.9198285 9/4/01 1.417593 1.1758328 0.7042254 0.902175 9/5/01 1.416667 1.125833 0.7124413 0.8961784 9/6/01 1.368519 1.0924996 0.7061033 0.8689876 9/7/01 1.358333 1.125833 0.7176056 0.8598475 9/10/01 1.375926 1.165833 0.7744131 0.86376 1.73 9/17/01 1.2231483 1.0749997 0.71831 0.8047474 9/18/01 1.1898149 0.95 0.686385 0.7922804 9/19/01 1.1712964 0.9916663 0.6321597 0.778382 9/20/01 1.1527779 0.9291663 0.5964789 0.7494078 9/21/01 1.1574076 0.8916664 0.5661972 0.7250852 9/24/01 1.27963 0.8375 0.5927229 0.7639127 9/25/01 1.315741 0.9375 0.5638497 0.7650539 9/26/01 1.2638889 0.9341665 0.5084507 0.7458976 9/27/01 1.1537039 0.9625 0.4859155 0.744201 9/28/01 1.1935188 0.9625 0.5169014 0.763607 10/1/01 1.2407408 1.1458331 0.4882628 0.7542631 10/2/01 1.30463 1.312608 0.5363849 0.7603107 10/3/01 1.388889 1.345833 0.6100938 0.8053895 10/4/01 1.471296 1.329166 0.63615 0.8137959 10/5/01 1.475 1.320833 0.6293426 0.8178665 10/8/01 1.523148 1.4 0.6434271 0.8181976 10/9/01 1.443519 1.320833 0.6100938 0.7999786 10/10/01 1.49537 1.370833 0.6333332 0.8285452 10/11/01 1.666667 1.695833 0.7276995 0.8668632 10/12/01 1.701852 1.779375 0.7265258 0.8678465 10/15/01 1.735185 1.78575 0.7 0.8642343 2.62 10/16/01 1.709268 1.743333 0.7551643 0.8773583 10/17/01 1.703704 1.825 0.683568 0.8387755 10/18/01 1.763889 1.7625 0.7495304 0.842026 10/19/01 1.762963 1.718333 0.7049295 0.8514973 10/22/01 1.839815 1.840833 0.6915491 0.8702308 10/23/01 1.851852 1.835833 0.6884975 0.8683762 10/24/01 1.836111 1.8394 0.7295773 0.8821831 10/25/01 1.796297 2.013333 0.7823943 0.9045645 10/26/01 1.891667 1.933333 0.7523473 0.9012479 10/29/01 1.77963 1.85 0.6934272 0.8658696 10/30/01 1.75463 1.840833 0.6730046 0.8495103 10/31/01 1.777778 1.833333 0.6929576 0.8611212 11/1/01 1.818519 1.916666 0.7208919 0.8897031 11/2/01 1.812963 1.889166 0.7115022 0.8894127 11/5/01 1.901852 1.93 0.7737088 0.913827 11/6/01 2.023148 2.083333 0.8173707 0.9349345 11/7/01 2.085185 2.091666 0.8 0.9361829 11/8/01 1.937963 2.075 0.80446 0.9312103 11/9/01 1.927778 2.181666 0.8441312 0.931572 11/12/01 1.928704 2.159166 0.9039903 0.9375073 11/13/01 2.137038 2.304166 0.9835678 0.96399 11/14/01 2.137963 2.250833 0.9565725 0.9696351 11/15/01 2.153704 2.126666 0.9455396 0.9683 11/16/01 2.027778 2.21 0.9239433 0.9672865 11/19/01 2.168519 2.3375 0.9971826 0.985546 11/20/01 2.068519 2.186666 0.8955396 0.95808 11/21/01 2.082408 1.983333 0.9220652 0.9552983 11/23/01 2.094445 2.0475 0.9180747 0.96964 11/26/01 2.138889 2.15 0.9272296 0.9890155 11/27/01 2.117593 2.083333 0.9248822 0.9863357 11/28/01 2.108333 1.92 0.8786382 0.9618808 11/29/01 2.127778 2.059166 0.9370888 0.9849551 11/30/01 2.125 1.984166 0.9002344 0.9835896 12/3/01 2.044445 2.025833 0.8758213 0.9705063 Over the last twelve months, both Neptune and Mercury have outperformed the broader market . . . .. . . though Mercury has pulled back significantly since announcing fourth quarter results LTM relative stock price performance Mercury (-2.7%) Neptune (+33%) NASDAQ (-69%) IT Security 1 (-30%) Source: IDD, FactSet Note: As of 7/11/02 1 IT Security index equally weighted and includes CHKP, ENTU, ISSX, MVSN, NETE, NSCN, RSAS, SNWL, SYMC, VRSN, WGRD

Mercury still trades at a premium multiple relative to most other IT Security comparables Mkt Cap Mercury FV/CY02E Rev Firm Value to CY02E Revenues SYMC 4050 5.4 2.7 TMIC 3553 5.4 10.1 CHKP 3333 5.4 4.9 NET 2610 5.4 2 NSCR 691 5.4 3.2 ISSX 645 5.4 1.9 MCAF 579 5.4 5.4 WBSN 468 5.4 5.8 SNWL 329 5.4 0.8 As of July 11, 2002 1 ($ millions)

DATE VOLUME CLOSING PRICE Annotations 7/11/01 189.6 12.1 7/12/01 742.2 13.7 7/13/01 412.2 14.31 7/16/01 473.4 14.45 7/17/01 404.4 14.7 7/18/01 297.3 16.05 7/19/01 255 16.5 7/20/01 453.1 16.99 7/23/01 253.5 16.99 7/24/01 404 16.95 7/25/01 245.3 16.62 7/26/01 590 17.1 7/27/01 251.6 17 7/30/01 162.4 16.47 7/31/01 278 16.15 8/1/01 209 16.66 8/2/01 438.2 15.28 8/3/01 110.6 15.9 8/6/01 149.4 16.6 8/7/01 284.4 16.93 8/8/01 194.7 16.6 8/9/01 98.5 16.95 8/10/01 146.3 16.65 8/13/01 292.7 16.95 8/14/01 81.7 16.93 8/15/01 230.2 17.05 8/16/01 127.8 17 8/17/01 44.6 16.17 8/20/01 62.9 15.9 8/21/01 90.9 14.5 8/22/01 411.5 13.58 8/23/01 84.3 13.78 8/24/01 90.1 13.93 8/27/01 39.7 13.96 8/28/01 107.1 14.25 8/29/01 90.4 14.31 8/30/01 87.5 13.47 218.3 8/31/01 114.8 14.5 9/4/01 59.1 14.11 9/5/01 70.8 13.51 9/6/01 62.3 13.11 9/7/01 61.2 13.51 9/10/01 132.8 13.99 9/17/01 161.2 12.9 9/18/01 242 11.4 9/19/01 159.6 11.9 9/20/01 238.9 11.15 9/21/01 192.6 10.7 9/24/01 137.8 10.05 9/25/01 142.6 11.25 9/26/01 68.9 11.21 9/27/01 300.8 11.55 9/28/01 288.4 11.55 10/1/01 300 13.75 10/2/01 579.3 15.75 10/3/01 348.3 16.15 10/4/01 255.7 15.95 10/5/01 96.7 15.85 10/8/01 586.4 16.8 10/9/01 340.5 15.85 10/10/01 778.3 16.45 10/11/01 2740 20.35 10/12/01 1624.5 21.35 10/15/01 768.2 21.43 10/16/01 955.5 20.92 10/17/01 1203.3 21.9 10/18/01 646.1 21.15 10/19/01 250 20.62 10/22/01 384.9 22.09 10/23/01 389.8 22.03 10/24/01 303.2 22.07 10/25/01 871.4 24.16 10/26/01 632.4 23.2 10/29/01 547.7 22.2 10/30/01 964.8 22.09 10/31/01 797.6 22 11/1/01 406.8 23 11/2/01 448.8 22.67 11/5/01 229 23.16 11/6/01 258.6 25 11/7/01 667.4 25.1 11/8/01 832.7 24.9 11/9/01 359.3 26.18 11/12/01 365.1 25.91 11/13/01 447.8 27.65 11/14/01 370.9 27.01 11/15/01 270.7 25.52 11/16/01 334.6 26.52 11/19/01 210.1 28.05 11/20/01 398.6 26.24 11/21/01 484.5 23.8 11/23/01 109.8 24.57 11/26/01 306.9 25.8 11/27/01 234.3 25 11/28/01 158.5 23.04 11/29/01 237.3 24.71 11/30/01 291.3 23.81 12/3/01 119.2 24.31 12/4/01 633.6 26.54 Mercury price / volume chart As of 7/11/02 Mercury stock price performance 1/17/02 - Mercury fell 29 percent on concern that sales growth may be slowing. Fourth-quarter sales of $18.6 million were increased by a benefit of $1.6 million due to antivirus PCS pricing 7/11/01 - Mercury announces results before charges) for Q2'01 10/11/01 - Mercury announced Q3 results, beating forecasts 2/5/02 - Mercury falls 22% on accounting concerns over the reclassification of an expense Source: IDD (000s) 3/18/02 - Neptune announces intention to acquire minority interest of Mercury 4/25/02 - Neptune withdraws offer to acquire minority interest of Mercury 7/1/02 - Neptune announces second offer to acquire minority interest of Mercury 7/10/02 - Mercury announced Q2 results exceeding expectations with a 44% increase in YoY revenues 6/28/02 - Neptune filed restated financial statements with SEC

Selected recent analyst commentary "Mercury is tracking better than expected in terms of new subscriber growth and solid traction with new service offerings... We believe that the valuation is back in a range where we feel investors can benefit given the improvement in the business." Sterling Auty, JPMorgan, 5-24-02 "We believe that Mercury is currently a leading consumer ASP targeting a large market, with significant revenue generating opportunities. As household PC ownership and Internet usage grows, Mercury should directly benefit from people's need for PC maintenance and security." Dane Lewis, Robertson Stephens, 7-11-02 1 Also covers Neptune

Ownership analysis as of 7/11/021 1 Source: D.F. King and Company 2 Proxy filed 5/24/01 3 Based on 12.0 MM shares outstanding Mercury top shareholders

Legend 1 10.00 to 11.99 0.051 12.00 to 13.99 0.204 14.00 to 15.99 0.315 16.00 to 17.99 0.159 18.00 to 20.00 0.271 Legend 1 10.00 to 10.99 0 11.00 to 11.99 0.494 12.00 to 12.99 0 13.00 to 13.99 0.311 14.00 to 14.99 0.134 15.00 to 15.99 0.061 Share price and volume traded analysis1 7/1/02 to 7/11/02 3/15/02 to 7/11/02 Total shares traded: 69.2MM % of public float: 576%2 Total shares traded: 7.1MM % of public float: 60%2 Source: Tradeline 1 As of 7/11/02 2 Public float estimated at 12.0MM shares

10.00 to 14.99 0.245 15.00 to 19.99 0.348 20.00 to 24.99 0.255 25.00 to 29.99 0.027 30.00 to 34.99 0.049 35.00 to 39.99 0.069 40.00 to 44.99 0.009 Legend 1 12.00 to 13.99 0.337 14.00 to 15.99 0.354 16.00 to 17.99 0.188 18.00 to 19.99 0.12 Last 1 year Last 60 trading days Source: Tradeline 1 As of 6/28/02 2 Public float estimated at 12.0 million shares 13.00 to 13.49 0.052 13.50 to 13.99 0.159 14.00 to 14.49 0.444 14.50 to 14.99 0.23 15.00 to 15.49 0.029 15.50 to 15.99 0.086 Last 20 trading days Legend 1 10.00 to 16.99 0.491 17.00 to 23.99 0.447 24.00 to 30.99 0 31.00 to 37.99 0.037 38.00 to 44.99 0.026 Last 120 trading days Share price and volume traded analysis1 Total shares traded: 8.2MM % of public float: 68%2 Total shares traded: 35.2MM % of public float: 293%2 Total shares traded: 126.6MM % of public float: 1055%2 Total shares traded: 178.3MM % of public float: 1485%2

Agenda Transaction overview and valuation analysis Appendix Overview of Mercury Overview of Neptune Exchange ratio analysis Pro forma analysis Minority buy-in information Supplementary valuation materials

Public market overview - Neptune Metrics Public market overview 1 Based on 146.8 million basic shares as of 3/31/02, 32 million options and warrants at a weighted average exercise price of $13.32 and 33.5 million shares from all convertible debt 2 As of 3/31/02 3 Reviewed by management

Date Volume NET Annotations 7/11/01 1603.5 10.56 7/12/01 1816 11.68 7/13/01 1192.3 11.99 7/16/01 1505.3 11.02 7/17/01 849.6 11.26 7/18/01 701.4 10.76 7/19/01 1766 11.29 7/20/01 12491 13.3 7/23/01 2549 13.84 7/24/01 1348.4 13.58 7/25/01 1858 14.45 7/26/01 1832 14.59 7/27/01 1371.4 14.7 7/30/01 4308 15.79 7/31/01 6281 16.84 8/1/01 4034 16.14 8/2/01 2484 16.2 8/3/01 3132 16.36 8/6/01 1915 15.27 8/7/01 1390.1 14.97 8/8/01 4516 13.89 8/9/01 1992 14.05 8/10/01 3705 13.48 8/13/01 7585 13.29 8/14/01 17270 14.41 8/15/01 7150 14.23 8/16/01 4399 14.85 8/17/01 2216 14.45 8/20/01 1639 14.72 8/21/01 2986 14.47 8/22/01 2551 14.96 8/23/01 3549 14.99 8/24/01 2750 15.52 8/27/01 2930 16 8/28/01 5044 16.42 8/29/01 2596 16.22 8/30/01 2598 15.67 218.3 8/31/01 1670 15.85 9/4/01 3720 15.31 9/5/01 2029 15.3 9/6/01 2132 14.78 9/7/01 2046 14.67 9/10/01 2707 14.86 9/17/01 3865 13.21 9/18/01 3675 12.85 9/19/01 2889 12.65 9/20/01 2036 12.45 9/21/01 3242 12.5 9/24/01 2594 13.82 9/25/01 2615 14.21 9/26/01 3554 13.65 9/27/01 3621 12.46 9/28/01 3459 12.89 10/1/01 3131 13.4 10/2/01 2790 14.09 10/3/01 4095 15 10/4/01 5720 15.89 10/5/01 1537 15.93 10/8/01 3664 16.45 10/9/01 5889 15.59 10/10/01 2546 16.15 10/11/01 8279 18 10/12/01 13999 18.38 10/15/01 4643 18.74 10/16/01 2544 18.46 10/17/01 4520 18.4 10/18/01 8936 19.05 10/19/01 3728 19.04 10/22/01 7385 19.87 10/23/01 4863 20 10/24/01 2719 19.83 10/25/01 3607 19.4 10/26/01 5083 20.43 10/29/01 2859 19.22 10/30/01 1484.6 18.95 10/31/01 1488.7 19.2 11/1/01 2091 19.64 11/2/01 1299.3 19.58 11/5/01 4116 20.54 11/6/01 4428 21.85 11/7/01 7712 22.52 11/8/01 4905 20.93 11/9/01 3332 20.82 11/12/01 2774 20.83 11/13/01 6080 23.08 11/14/01 5815 23.09 11/15/01 4165 23.26 11/16/01 5124 21.9 11/19/01 4012 23.42 11/20/01 2253 22.34 11/21/01 2249 22.49 11/23/01 380.9 22.62 11/26/01 2805 23.1 11/27/01 2644 22.87 11/28/01 1966 22.77 11/29/01 2691 22.98 11/30/01 2460 22.95 12/3/01 2466 22.08 12/4/01 3287 22.94 Neptune price / volume chart As of 7/11/02 Neptune stock price performance 7/19/01 - Neptune expected to return to profitability (before charges) in the next quarter 1/17/02 - Neptune announced fourth-quarter sales more than quadrupled YoY on increased demand for antivirus software 2/7/02 - Neptune sued by New York over clause in software license agreement that prevents consumers from reviewing products without prior consent 10/11/01 - Neptune announced Q3 numbers, beating forecasts Source: IDD (000s) 3/18/02 - Neptune announces intention to acquire minority interest of Mercury 3/26/02 - SEC announces formal investigation of Neptune 6/28/02 - Neptune announces second offer for Mercury shares 7/11/02 - Neptune announces quarterly results 4/25/02 - Neptune withdraws offer for Mercury shares

Selected recent analyst commentary "We continue to be impressed with the execution and operating margin expansion at Neptune. The company will also benefit from the growing importance of Internet security." Dane Lewis, Robertson Stephens, 7-12-02 "Neptune is well positioned to meet or exceed their stated targets despite macro uncertainties." Todd Raker, CSFB, 7-11-02 "Neptune's fundamentals remain intact, with the company still able to deliver top-line growth in a difficult spending environment, while most software companies are posting year-over-year and sequential declines in revenue." Israel Hernandez, Lehman Brothers, 7-12-02 1 Co-covers Mercury 2 Also covers Mercury

Ownership analysis as of 3/31/021 1 Carson Group, as of 3/31/02 2 Proxy filed 5/15/02 and Carson Group as of 3/31/02 3 Based on 146.9 MM shares outstanding 4 Based on 12.0 MM shares outstanding Top shareholders in Neptune

Legend 1 10.00 to 12.99 0.057 13.00 to 15.99 0.174 16.00 to 18.99 0.154 19.00 to 21.99 0.149 22.00 to 24.99 0.189 25.00 to 27.99 0.174 28.00 to 30.99 0.104 Legend 1 16.00 to 17.99 0.087 18.00 to 19.99 0.473 20.00 to 21.99 0.22 22.00 to 23.99 0.129 24.00 to 25.99 0.09 Last 1 year Last 60 trading days 17.00 to 17.99 0.055 18.00 to 18.99 0.48 19.00 to 19.99 0.262 20.00 to 20.99 0.203 Last 20 trading days Legend 1 16.00 to 18.99 0.159 19.00 to 21.99 0.148 22.00 to 24.99 0.214 25.00 to 27.99 0.272 28.00 to 30.99 0.207 Last 120 trading days Share price and volume traded analysis1 Total shares traded: 33.5MM % of public float: 23%2 Total shares traded: 137.5MM % of public float: 99%2 Total shares traded: 191.9MM % of public float: 252%2 Total shares traded: 828.7MM % of public float: 563%2 Source: Tradeline 1 As of 6/28/02 2 Public float estimated at 146.8 million shares

Agenda Transaction overview and valuation analysis Appendix Overview of Mercury Overview of Neptune Exchange ratio analysis Pro forma analysis Minority buy-in information Supplementary valuation materials

1 month High Revised offer Offer price Average 6/3/02 0.76 0.9 0.78 0.76 6/4/02 0.75 0.9 0.78 0.76 6/5/02 0.76 0.9 0.78 0.76 6/6/02 0.75 0.9 0.78 0.76 6/7/02 0.76 0.9 0.78 0.76 6/10/02 0.76 0.9 0.78 0.76 6/11/02 0.77 0.9 0.78 0.76 6/12/02 0.76 0.9 0.78 0.76 6/13/02 0.75 0.9 0.78 0.76 6/14/02 0.76 0.9 0.78 0.76 6/17/02 0.77 0.9 0.78 0.76 6/18/02 0.75 0.9 0.78 0.76 6/19/02 0.75 0.9 0.78 0.76 6/20/02 0.76 0.9 0.78 0.76 6/21/02 0.75 0.9 0.78 0.76 6/24/02 0.77 0.9 0.78 0.76 6/25/02 0.75 0.9 0.78 0.76 6/26/02 0.76 0.9 0.78 0.76 6/27/02 0.74 0.9 0.78 0.76 6/28/02 0.76 0.9 0.78 0.76 High: 0.77x Low: 0.74x Average: 0.757x Implied price: $10.981 Revised Initial Avg 6/24/02 0.77 0.9 0.78 0.76 6/25/02 0.75 0.9 0.78 0.76 6/26/02 0.76 0.9 0.78 0.76 6/27/02 0.74 0.9 0.78 0.76 6/28/02 0.76 0.9 0.78 0.76 Natural exchange ratio - 5 trading days Historical exchange ratio analysis Natural exchange ratio - 20 trading days High: 0.77x Low: 0.74x Average: 0.756x Implied price: $10.981 1 Based on Neptune stock price of $14.45 as of 7/11/02 Source: Tradeline IDD Initial offer: 0.780x Initial offer: 0.780x Revised offer: 0.900x Revised offer: 0.900x Offer price: $13.01 Neptune current price: $14.45 Mercury current price: $11.68

60 days High Revised Offer price Average 4/8/02 0.73 0.9 0.78 0.76 4/9/02 0.73 4/10/02 0.78 4/11/02 0.78 4/12/02 0.78 4/15/02 0.77 4/16/02 0.77 4/17/02 0.77 4/18/02 0.77 4/19/02 0.77 4/22/02 0.78 4/23/02 0.78 4/24/02 0.78 4/25/02 0.74 4/26/02 0.73 4/29/02 0.73 4/30/02 0.75 5/1/02 0.74 5/2/02 0.75 5/3/02 0.74 5/6/02 0.74 5/7/02 0.75 5/8/02 0.74 5/9/02 0.73 5/10/02 0.75 5/13/02 0.76 5/14/02 0.76 5/15/02 0.76 5/16/02 0.76 5/17/02 0.76 5/20/02 0.74 5/21/02 0.75 5/22/02 0.75 5/23/02 0.75 5/24/02 0.76 5/27/02 0.76 5/28/02 0.76 5/29/02 0.76 5/30/02 0.75 5/31/02 0.76 6/3/02 0.76 6/4/02 0.75 6/5/02 0.76 6/6/02 0.75 6/7/02 0.76 6/10/02 0.76 6/11/02 0.77 6/12/02 0.76 6/13/02 0.75 6/14/02 0.76 6/17/02 0.77 6/18/02 0.75 6/19/02 0.75 6/20/02 0.76 6/21/02 0.75 6/24/02 0.77 6/25/02 0.75 6/26/02 0.76 6/27/02 0.74 6/28/02 0.76 0.9 0.78 0.76 Natural exchange ratio - 60 trading days High Low 1 month Revised Initial Average 1/9/02 1.37 0.9 0.78 0.74 1/10/02 1.4 1/11/02 1.29 1/14/02 1.35 1/15/02 1.34 1/16/02 1.27 1/17/02 0.86 1/18/02 0.75 1/22/02 0.76 1/23/02 0.73 1/24/02 0.72 1/25/02 0.77 1/28/02 0.77 1/29/02 0.74 1/30/02 0.71 1/31/02 0.74 2/1/02 0.74 2/4/02 0.75 2/5/02 0.78 2/6/02 0.62 2/7/02 0.66 2/8/02 0.71 2/11/02 0.6 2/12/02 0.57 2/13/02 0.59 2/14/02 0.63 2/15/02 0.64 2/19/02 0.62 2/20/02 0.61 2/21/02 0.54 2/22/02 0.5 2/25/02 0.43 2/26/02 0.5 2/27/02 0.49 2/28/02 0.5 3/1/02 0.5 3/4/02 0.51 3/5/02 0.52 3/6/02 0.51 3/7/02 0.52 3/8/02 0.52 3/11/02 0.59 3/12/02 0.58 3/13/02 0.57 3/14/02 0.55 3/15/02 0.56 3/18/02 0.71 3/19/02 0.73 3/20/02 0.73 3/21/02 0.72 3/22/02 0.73 3/25/02 0.74 3/26/02 0.7 3/27/02 0.68 3/28/02 0.68 4/1/02 0.73 4/2/02 0.72 4/3/02 0.73 4/4/02 0.74 4/5/02 0.73 4/8/02 0.73 4/9/02 0.73 4/10/02 0.78 4/11/02 0.78 4/12/02 0.78 4/15/02 0.77 4/16/02 0.77 4/17/02 0.77 4/18/02 0.77 4/19/02 0.77 4/22/02 0.78 4/23/02 0.78 4/24/02 0.78 4/25/02 0.74 4/26/02 0.73 4/29/02 0.73 4/30/02 0.75 5/1/02 0.74 5/2/02 0.75 5/3/02 0.74 5/6/02 0.74 5/7/02 0.75 5/8/02 0.74 5/9/02 0.73 5/10/02 0.75 5/13/02 0.76 5/14/02 0.76 5/15/02 0.76 5/16/02 0.76 5/17/02 0.76 5/20/02 0.74 5/21/02 0.75 5/22/02 0.75 5/23/02 0.75 5/24/02 0.76 5/27/02 0.76 5/28/02 0.76 Natural exchange ratio - 120 trading days Average: 0.721x Implied price: $10.691 High: 0.78x Low: 0.73x Average: 0.756x Implied price: $10.981 High: 1.40x Low: 0.43x Historical exchange ratio analysis 1 Based on Neptune stock price of $14.45 as of 7/11/02 Source: Tradeline IDD Revised offer: 0.900x Initial offer: 0.780x Initial offer: 0.780x Revised offer: 0.900x Offer price: $13.01 Neptune current price: $14.45 Mercury current price: $11.68

High Revised Initial Average 6/28/01 1 0.9 0.78 0.94 6/29/01 0.99 7/2/01 0.95 7/3/01 1.01 7/5/01 0.99 7/6/01 1.04 7/9/01 1.06 7/10/01 1.11 7/11/01 1.15 7/12/01 1.17 7/13/01 1.19 7/16/01 1.31 7/17/01 1.31 7/18/01 1.49 7/19/01 1.46 7/20/01 1.28 7/23/01 1.23 7/24/01 1.25 7/25/01 1.15 7/26/01 1.17 7/27/01 1.16 7/30/01 1.04 7/31/01 0.96 8/1/01 1.03 8/2/01 0.94 8/3/01 0.97 8/6/01 1.09 8/7/01 1.13 8/8/01 1.2 8/9/01 1.21 8/10/01 1.24 8/13/01 1.28 8/14/01 1.17 8/15/01 1.2 8/16/01 1.14 8/17/01 1.12 8/20/01 1.08 8/21/01 1 8/22/01 0.91 8/23/01 0.92 8/24/01 0.9 8/27/01 0.87 8/28/01 0.87 8/29/01 0.88 8/30/01 0.86 8/31/01 0.91 9/4/01 0.92 9/5/01 0.88 9/6/01 0.89 9/7/01 0.92 9/10/01 0.94 9/17/01 0.98 9/18/01 0.89 9/19/01 0.94 9/20/01 0.9 9/21/01 0.86 9/24/01 0.73 9/25/01 0.79 9/26/01 0.82 9/27/01 0.93 9/28/01 0.9 10/1/01 1.03 10/2/01 1.12 10/3/01 1.08 10/4/01 1 10/5/01 0.99 10/8/01 1.02 10/9/01 1.02 10/10/01 1.02 10/11/01 1.13 10/12/01 1.16 10/15/01 1.14 10/16/01 1.13 10/17/01 1.19 10/18/01 1.11 10/19/01 1.08 10/22/01 1.11 10/23/01 1.1 10/24/01 1.11 10/25/01 1.25 10/26/01 1.14 10/29/01 1.16 10/30/01 1.17 10/31/01 1.15 11/1/01 1.17 11/2/01 1.16 11/5/01 1.13 11/6/01 1.14 11/7/01 1.11 11/8/01 1.19 11/9/01 1.26 11/12/01 1.24 11/13/01 1.2 11/14/01 1.17 11/15/01 1.1 11/16/01 1.21 11/19/01 1.2 Natural exchange ratio - 1 year High Revised Initial Average 12/2/99 1.81 0.9 0.78 1.01 12/3/99 2.1 12/6/99 2.02 12/7/99 2.07 12/8/99 2.1 12/9/99 1.81 12/10/99 1.51 12/13/99 1.44 12/14/99 1.93 12/15/99 1.78 12/16/99 1.92 12/17/99 1.89 12/20/99 1.82 12/21/99 1.67 12/22/99 1.73 12/23/99 1.83 12/27/99 1.83 12/28/99 1.67 12/29/99 1.71 12/30/99 1.89 12/31/99 1.69 1/3/00 1.75 1/4/00 1.83 1/5/00 1.93 1/6/00 2.12 1/7/00 1.93 0.82 1/10/00 1.95 0.82 1/11/00 2.01 0.82 1/12/00 2.32 0.82 1/13/00 2.11 0.82 1/14/00 1.67 0.82 1/18/00 1.8 0.82 1/19/00 1.94 0.82 1/20/00 1.74 0.82 1/21/00 1.79 0.82 1/24/00 1.56 0.82 1/25/00 1.57 0.82 1/26/00 1.58 0.82 1/27/00 1.65 0.82 1/28/00 1.5 0.82 1/31/00 1.3 0.82 2/1/00 1.4 0.82 2/2/00 1.46 0.82 2/3/00 1.51 0.82 2/4/00 1.63 0.82 2/7/00 1.8 0.82 2/8/00 1.75 0.82 2/9/00 1.66 0.82 2/10/00 1.54 0.82 2/11/00 1.3 0.82 2/14/00 1.41 0.82 2/15/00 1.39 0.82 2/16/00 1.28 0.82 2/17/00 1.2 0.82 2/18/00 1.29 0.82 2/22/00 1.32 0.82 2/23/00 1.27 0.82 2/24/00 1.14 0.82 2/25/00 1.13 0.82 2/28/00 1.1 0.82 2/29/00 1.12 0.82 3/1/00 1.28 0.82 3/2/00 1.5 0.82 3/3/00 1.51 0.82 3/6/00 1.76 0.82 3/7/00 1.75 0.82 3/8/00 1.72 0.82 3/9/00 1.64 0.82 3/10/00 1.57 0.82 3/13/00 1.51 0.82 3/14/00 1.62 0.82 3/15/00 1.62 0.82 3/16/00 1.64 0.82 3/17/00 1.59 0.82 3/20/00 1.57 0.82 3/21/00 1.44 0.82 3/22/00 1.38 0.82 3/23/00 1.39 0.82 3/24/00 1.42 0.82 3/27/00 1.45 0.82 3/28/00 1.55 0.82 3/29/00 1.63 0.82 3/30/00 1.59 0.82 3/31/00 1.6 0.82 4/3/00 1.71 0.82 4/4/00 1.55 0.82 4/5/00 1.48 0.82 4/6/00 1.42 0.82 4/7/00 1.45 0.82 4/10/00 1.5 0.82 4/11/00 1.46 0.82 4/12/00 1.51 0.82 4/13/00 1.47 0.82 4/14/00 1.26 0.82 4/17/00 0.87 0.82 4/18/00 0.93 0.82 4/19/00 1.17 0.82 4/20/00 1.11 0.82 4/24/00 0.94 0.82 Natural exchange ratio - since IPO Since IPO avg.: 1.005x Implied price: $14.591 High: 1.49x Low: 0.43x High: 2.32x Low: 0.24x 1 year avg.: 0.938x Implied price: $13.581 Historical exchange ratio analysis 1 Based on Neptune stock price of $14.45 as of 7/11/02 Source: Tradeline IDD Revised offer: 0.900x Revised offer: 0.900x Initial offer: 0. 780x Initial offer: 0. 780x Offer price: $13.01 Neptune current price: $14.45 Mercury current price: $11.68

Agenda Transaction overview and valuation analysis Appendix Overview of Mercury Overview of Neptune Exchange ratio analysis Pro forma analysis Minority buy-in information Supplementary valuation materials

Mercury projections1 $ millions except per share data 1 Reviewed by Neptune Management 2 Includes amortization of stock based compensation and write-down of intangibles for historical periods

Neptune projections1 $ millions except per share data Consolidated financials (including impact of Mercury, adjusted for minority interest) 1 Reviewed by Neptune Management 2 Adjusted for add-back of interest from conversion of all convertible debt outstanding into equity 3 Based on weighted average diluted shares, including shares from conversion of convertible debt outstanding 4 Includes amortization of stock based compensation and write-down of intangibles for historical periods

Transaction summary 1 Assumes Neptune stock price as of 7/11/02 of $14.45 2 Assumes 146.8 basic shares outstanding, plus 32.0 MM options and warrants with a weighted average exercise price of $13.32 using the treasury stock method, and impact of 23.3 MM shares from convertible debt treated on an "if-converted basis" 3 Based on book value of Mercury's net assets as of 6/30/02 $ millions, except per share data Sources and uses Assumptions

Pro forma analysis - street view Note: Add back of minority interest and dilution from new Neptune shares issued in 2002 have been adjusted to reflect the impact of the transaction from the closing date of 7/30/02 1 Neptune interest income adjusted to exclude interest income from Mercury 2 Assumes all convertible debt, including out-of-money convertible debt, is converted into equity Assumes 100% stock consideration, 7/30/02 transaction close, illustrative exchange ratio offer for Mercury of 0.900x, and Neptune price of $14.45 $ millions, except per share data

Pro forma analysis sensitivity - Street view Note: Add back of minority interest and dilution from new Neptune shares issued in 2002 have been adjusted to reflect the impact of the transaction from the closing date of 7/30/02 Assumes 100% stock consideration, 7/30/02 transaction close, and Neptune price of $14.45 $ millions, except per share data

Street view Neptune description In-the-money convertible debt treated on an "if converted" basis with the remainder staying on Neptune's balance sheet as debt Revenue is based on Neptune consolidated revenue EPS based on Neptune consolidated earnings, adjusted for minority interest of Mercury public shareholders 157.3MM diluted shares outstanding including $345mm in-the-money convertible debt $220MM out-of-the-money convertible debt and $21MM in minority interest on balance sheet PwC is Neptune's auditor All convertible debt treated on an "if converted" basis Revenue and EPS based on Neptune stand- alone, excluding impact from Mercury Wall Street analysts do not make a corresponding adjustment to equity value to factor for Neptune's stake in Mercury 180.6MM diluted shares outstanding including conversion of $565MM convertible debt Includes $21MM in minority interest on balance sheet GAAP reporting view Note: Neptune reports both Street/pro forma and GAAP results; Wall Street bases its estimates on stand alone results, excluding Mercury financials

Pro forma analysis - GAAP view Source: JPMorgan research and equity research estimates Note: Add back of minority interest and dilution from new Neptune shares issued in 2002 have been adjusted to reflect the impact of the transaction from the closing date of 7/30/02 1 Neptune interest income adjusted to exclude interest income from Mercury Assumes 100% stock consideration, 7/30/02 transaction close, illustrative exchange ratio offer for Mercury of 0.900x, and Neptune price of $14.45 $ millions, except per share data

Pro forma analysis sensitivity - GAAP view Note: Add back of minority interest and dilution from new Neptune shares issued in 2002 have been adjusted to reflect the impact of the transaction from the closing date of 7/30/02 Assumes 100% stock consideration, 7/30/02 transaction close, and Neptune price of $14.45 $ millions, except per share data

Agenda Transaction overview Appendix Overview of Mercury Overview of Neptune Exchange ratio analysis Pro forma analysis Minority buy-in information Supplementary valuation materials

Premiums paid in precedent buy-in transactions have averaged approximately 20% Note: Selected transactions in sample include 149 minority buy-in transactions (owner of 50% or more of a U.S. public company acquires the remaining shares for total consideration of $50 million or more); January 1988 through February 2002. Data for 1993 not shown - 3 transactions were executed (1 at a discount of 20% and 2 at 0% premium) Source: Securities Data Co. and JPMorgan research 1988 0.492 1989 0.2 1990 0.304 1991 0.232 1992 0.168 1994 0.155 1995 0.231 1996 0.175 1997 0.228 1998 0.25 1999 0.19 2000 0.34 2001 0.126 2002 0.202 # of deals 6 14 6 4 11 7 16 10 24 Premiums paid % over stock price one week prior to announcement Median = 20.3% 11 16 6 15 1988-2002 YTD 3

Premia analysis in buy-in transactions by size and free float 0%-10% 0.169 11-20% 0.185 21-30% 0.203 21-40% 0.22261 41-50% 0.222 $0-$100 0.183 $100-$500 0.2085 $500-$1,000 0.16816 >$1,000 0.228 Buyouts by free float Buyouts by size of free float acquired Median premium paid Median premium paid Note: Selected transactions in sample include 149 minority buy-in transactions (owner of 50% or more of a U.S. public company acquires the remaining shares for total consideration of $50 million or more); January 1988 through February 2002 Source: Securities Data Co. and JPMorgan research 44 78 14 13 # of deals 8 41 29 33 # of deals 38 1988-2002 YTD

Premia in cash vs. stock buy-in transactions <0% 0%<10% 11 10%<20% 13 20%<30% 8 30%<40% 1 40%<50% 3 50%<60% 1 60%<70% 0 70%+ 2 <0% 1 0%<10% 27 10%<20% 26 20%<30% 22 30%<40% 11 40%<50% 10 50%<60% 8 60%<70% 5 70%+ 8 Cash transactions Stock transactions Note: Selected transactions in sample include 149 minority buy-in transactions (owner of 50% or more of a U.S. public company acquires the remaining shares for total consideration of $50 million or more); seven deals included both cash and stock consideration Source: Securities Data Co. and JPMorgan research Premium to share price one week prior Number of transactions inside the bar Number of transactions inside the bar Premium to share price one week prior Median = 22% Median = 18% 1988-2002 YTD

Recent minority buy-ins Transaction value greater than $50 million; public float: 15%-30%1 Source: Thomson Financial and press releases 1 Public stake represents publicly owned minority interest prior to transaction 2 Initial premium represents premium of initial offer to price one week prior to offer

Agenda Transaction overview Appendix Overview of Mercury Overview of Neptune Exchange ratio analysis Pro forma analysis Minority buy-in information Supplementary valuation materials

Key DCF assumptions

Growth rates and margins

Revenue Growth

- IDC projects the following growth rates for the relevant software markets
  - Overall Anti-virus 14.5%
  - Anti-virus as an Internet-based service 43.0%
  - Network management 9.4%
- Neptune will grow at rate based on a weighted average of the growth rates for the Anti-Virus and Network Management markets
- Mercury will grow in line with the growth of the market for anti-virus sold as an internet-based service

Margins

- Operating margins determined based on an examination of current operating margins, peer company operating margins, and large cap software operating margins
- Street projections for operating margins are as follows:

	2001	2002
Neptune	0.3%	11%
Mercury	12%	31%

- Comparable company operating margins:
  - Large cap software (1996 to present) 23%
  - 2002E Symantec (Neptune comparable) 24%
  - 2002E TrendMicro (Mercury comparable) 31%

Terminal value calculation

- Terminal valuations determined by applying sector multiples to terminal earnings
- Forward P/E multiple range of 25 - 35x is based on historic analysis of large cap software companies:

	Median	Mean
– 1996 - present	40.2x	47.0x
– 1996 - present (excluding '99 and '00)	38.1x	38.4x
– Current	28.1x	27.9x

JPMorgan

51

Key market trends Anti-virus software - market trends The AV product is shifting away from the desktop to servers and gateways Vendors are moving from product to hosted / outsourced subscription models Demand is increasing for secure content management that reflects corporate customers' need for an internet management tool that controls web content, email, scanning virus protection and downloadable application executions Vendors are expanding into the mobile and wireless markets, particularly for corporate customers; however, mobile device protection is relatively weak Vendors are using "smart" virus detection and protection Desktop Server Subscription service 2001 1096.7 451.6 64.5 2002 1122.5 561.3 187.1 2003 1118.8 710 322.7 2004 1005.6 956.6 490.5 2005 831.5 1247.2 692.9 Revenue by sub-segment 2001 to 2005 ($MM) '01 to '05 2001 2005 CAGR share % share % 81% 4% 25% 29% 28% 45% (4%) 68% 30% $1,613 $1,871 $2,152 $2,453 $2,772 CAGR = 14.5%

Key market trends Network management - market trends Network availability Network configuration 2001 2414.8 682.1 2002 2521.7 722.1 2003 2771.5 794.1 2004 3083.4 888.8 2005 3415.5 1014.2 2006 3746.1 1178.3 Revenue by sub-segment 2001 to 2005 ($MM) '01 to '06 CAGR 12% 9% $3,183 $3,097 $3,244 $3,972 $4,430 Network Management solutions fall into two major groups: Network and Service Management Solutions, which support the network maintenance and optimization capabilities of an IT organization Network Configuration Management Solutions, which includes network element management, network design and simulation, IP address management, and QoS tools While near-term growth will be constrained by the telecommunications slowdown, over the medium and longer-term demand will accelerate driven by enterprises seeking to: (a) maximize the capacity utilization of their existing networks (b) manage networks of increasing complexity (and with a heightened need for QoS) as a result of new deployments of Wireless LANs, SANs, and IP VPNs Network management products need to evolve to better enable customers to manage their networks in the context of providing a business "service" Longer-term consolidation of infrastructure silos may occur, resulting in an integration of security with network, systems, and application management $4,924 CAGR = 9.7%

INDUSTRY Average Median Mean since 2000 Median since 2000 12/1/95 0.28 0.23 0.25 0.16 0.18 3/1/96 0.29 0.23 0.25 0.16 0.18 6/1/96 0.27 0.23 0.25 0.16 0.18 9/1/96 0.26 0.23 0.25 0.16 0.18 12/1/96 0.25 0.23 0.25 0.16 0.18 3/1/97 0.24 0.23 0.25 0.16 0.18 6/1/97 0.22 0.23 0.25 0.16 0.18 9/1/97 0.24 0.23 0.25 0.16 0.18 12/1/97 0.24 0.23 0.25 0.16 0.18 3/1/98 0.28 0.23 0.25 0.16 0.18 6/1/98 0.27 0.23 0.25 0.16 0.18 9/1/98 0.26 0.23 0.25 0.16 0.18 12/1/98 0.25 0.23 0.25 0.16 0.18 3/1/99 0.29 0.23 0.25 0.16 0.18 6/1/99 0.29 0.23 0.25 0.16 0.18 9/1/99 0.25 0.23 0.25 0.16 0.18 12/1/99 0.21 0.23 0.25 0.16 0.18 3/1/00 0.21 0.23 0.25 0.16 0.18 6/1/00 0.19 0.23 0.25 0.16 0.18 9/1/00 0.18 0.23 0.25 0.16 0.18 12/1/00 0.18 0.23 0.25 0.16 0.18 3/1/01 0.2 0.23 0.25 0.16 0.18 6/1/01 0.18 0.23 0.25 0.16 0.18 9/1/01 0.15 0.23 0.25 0.16 0.18 12/1/01 0.11 0.23 0.25 0.16 0.18 3/2/02 0.13 0.23 0.25 0.16 0.18 6/30/02 0.09 0.23 0.25 0.16 0.18 Historical LTM EBIT margins for large cap enterprise software Mean = 23.0% Median = 25.0% Source: IBES 7/11/02. Note: Graph represents median margins for the following large cap (> $5BN market cap) enterprise software companies: ADBE, BEAS, BMC, CA, CHKP, INTU, MSFT, ORCL, PSFT, SAP, SEBL, VRTS Mean since '00 = 16.0% Median since '00 = 18.0%

INDUSTRY Median Mean Mean/Median excluding '00 to '00 2/1/96 24.547 41 47 38 3/1/96 27.7165 41 47 38 4/1/96 26.3825 41 47 38 5/1/96 25.9365 41 47 38 6/1/96 28.577 41 47 38 7/1/96 28.737 41 47 38 8/1/96 27.287 41 47 38 9/1/96 29.56 41 47 38 10/1/96 32.4155 41 47 38 11/1/96 31.2315 41 47 38 12/1/96 34.7875 41 47 38 1/1/97 35.824 41 47 38 2/1/97 36.1805 41 47 38 3/1/97 31.106 41 47 38 4/1/97 25.235 41 47 38 5/1/97 23.692 41 47 38 6/1/97 37.048 41 47 38 7/1/97 41.731 41 47 38 8/1/97 44.418 41 47 38 9/1/97 31.16 41 47 38 10/1/97 30.05 41 47 38 11/1/97 34.871 41 47 38 12/1/97 38.339 41 47 38 1/1/98 37.7005 41 47 38 2/1/98 35.825 41 47 38 3/1/98 41.274 41 47 38 4/1/98 36.3835 41 47 38 5/1/98 39.8475 41 47 38 6/1/98 36.6635 41 47 38 7/1/98 38.3635 41 47 38 8/1/98 42.1035 41 47 38 9/1/98 35.5515 41 47 38 10/1/98 33.67 41 47 38 11/1/98 25.044 41 47 38 12/1/98 28.045 41 47 38 1/1/99 25.375 41 47 38 2/1/99 29.802 41 47 38 3/1/99 29.617 41 47 38 4/1/99 27.665 41 47 38 5/1/99 29.769 41 47 38 6/1/99 37.9785 41 47 38 7/1/99 41.778 41 47 38 8/1/99 46.2275 41 47 38 9/1/99 41.4745 41 47 38 10/1/99 44.358 41 47 38 11/1/99 42.28 41 47 38 12/1/99 54.0445 41 47 38 1/1/00 68.365 41 47 38 2/1/00 80.856 41 47 38 3/1/00 91.433 41 47 38 4/1/00 84.607 41 47 38 5/1/00 68.8655 41 47 38 6/1/00 73.597 41 47 38 7/1/00 75.6875 41 47 38 8/1/00 61.136 41 47 38 9/1/00 67.085 41 47 38 10/1/00 79.209 41 47 38 11/1/00 62.631 41 47 38 12/1/00 70.046 41 47 38 1/1/01 56.325 41 47 38 2/1/01 57 41 47 38 3/1/01 42.194 41 47 38 4/1/01 29.558 41 47 38 5/1/01 33.946 41 47 38 6/1/01 35.376 41 47 38 7/1/01 32.438 41 47 38 8/1/01 35.582 41 47 38 9/1/01 29.903 41 47 38 10/1/01 23.638 41 47 38 11/1/01 27.596 41 47 38 12/1/01 34.889 41 47 38 1/1/02 35.521 41 47 38 2/1/02 34.983 41 47 38 3/1/02 32.566 41 47 38 4/1/02 32.439 41 47 38 5/1/02 31.848 41 47 38 6/1/02 33.784 41 47 38 7/1/02 29.667 41 47 38 Historic NTM P/E multiples for large cap enterprise software Mean = 41x Mean and Median (excluding '99-'00) = 38x Historical NTM1 P/E multiples based on 12-month forward consensus EPS projections2 1 Next twelve months 2 Source: IBES 7/11/02. Note: Graph represents median multiples for the following large cap (> $5BN market cap) enterprise software companies: ADBE, BEAS, BMC, CA, CHKP, INTU, MSFT, ORCL, PSFT, SAP, SEBL, VRTS Median = 47x

Mercury WACC analysis 1 Risk-Free Rate = Ten Year Treasury Bond Rate; Source: Bloomberg (7/11/02). 2 Source: Barra (2/25/02).